UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 6, 2006
THE BANC CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-25033 (Commission File Number)	63-1201350 (IRS Employer Identification No.)

17 North 20th Street, Birmingham, Alabama (Address of Principal Executive Offices)	35203 (Zip Code)
(205) 327-3600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
     On March 6, 2006, The Banc Corporation and Kensington Bankshares, Inc. (“Kensington”) entered into a definitive agreement under which Kensington will merge with The Banc Corporation in a stock transaction valued at approximately $71.2 million. Under the terms of the merger agreement, The Banc Corporation will exchange 1.60 shares of its common stock for each share of Kensington stock. Completion of the merger is subject to approval of the transaction by the shareholders of both companies, to the receipt of required regulatory approvals, and to the satisfaction of usual and customary closing conditions.
Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure.
     On March 6, 2006, The Banc Corporation and Kensington issued a joint press release announcing their entry into the definitive merger agreement described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99-1.
     On March 7, 2006, representatives of The Banc Corporation will make presentations at an investor conference using slides containing the information attached to this Form 8-K as Exhibit 99-2. We expect to use such slides, possibly with variations, at other investor presentations after that date.
     The information contained in the slides is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Additional Information and Where to Find it
     The information contained in this Form 8-K may be deemed to be solicitation material with respect to the proposed merger. The Banc Corporation plans to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger. That registration statement will contain a joint proxy statement/prospectus to be distributed to the respective shareholders of The Banc Corporation and Kensington Bankshares, Inc. in connection with their respective votes on the proposed merger. SHAREHOLDERS OF THE BANC CORPORATION AND OF KENSINGTON BANKSHARES, INC. ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

     The joint proxy statement/prospectus will be mailed to the shareholders of each of The Banc Corporation and Kensington Bankshares, Inc. Investors and security holders may also obtain free copies of the documents filed with the SEC (including any documents incorporated by reference) from the SEC’s website, www.sec.gov. Such documents may also be obtained from The Banc Corporation by contacting Tom Jung, Executive Vice President, at (205) 327-3547, or from Kensington Bankshares, Inc. by contacting Gerald Archibald, CEO and President, at (813) 961-6200.
     The Banc Corporation, Kensington Bankshares, Inc. and their respective directors and executive officers may be deemed to participate in the solicitation of proxies in respect of the proposed merger. Information regarding The Banc Corporation’s directors and executive officers is available in the proxy statement for its 2005 annual meeting of stockholders and its Current Report on Form 8-K dated November 17, 2005, each of which is available on The Banc Corporation’s website at http://www.superiorbank.com/fs_investor_relations.html. Information regarding Kensington Bankshares, Inc.’s directors and executive officers is available from http://www.1stkensington.com. Additional information regarding the interests of such directors and executive officers will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 10	Agreement and Plan of Merger between Kensington Bankshares, Inc. and The Banc Corporation, dated March 6, 2006.

	Exhibit 99-1	Press Release of The Banc Corporation dated March 6, 2006.

	Exhibit 99-2	Investor presentation of The Banc Corporation in use beginning March 7, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THE BANC CORPORATION

Date: March 6, 2006	By:	/s/ Rick D. Gardner
Rick D. Gardner
Chief Operating Officer